UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 24, 2020

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56074	47-2548273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150

Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act: note

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

From December 24, 2020 to December 31, 2020, Biotricity Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with accredited investors for the sale to the investors of convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,368,500.

The Notes will bear interest at the rate of 12% per year and will mature one year from the final closing date of the offering. The Notes will be convertible into shares of common stock, at the option of the holder, commencing six months from issuance, at a conversion price equal to 75% of the volume weighted average price of the common stock for the five trading days prior to the conversion date.

The Notes will automatically convert into common stock (in each case, subject to the trading volume of the Company’s common stock being a minimum of $500,000 for each trading day in the 20 consecutive trading days immediately preceding the conversion date), upon the earlier to occur of (i) the Company’s common stock being listed on a national securities exchange, in which event the conversion price will be equal to 75% of the volume weighted average price of the common stock for the 20 trading days prior to the conversion date, or (ii) upon the closing of the Company’s next equity round of financing for gross proceeds of greater than $5,000,000, in which event the conversion price will be equal to 75% of the price per share of the common stock (or of the conversion price in the event of the sale of securities convertible into common stock) sold in such financing.

The Company may prepay the Notes upon 20 days’ written notice and payment of a 15% prepayment fee.

Upon conversion of the Notes, the Company will also issue to the investors warrants (the “Warrants”) to purchase 50% of the number of shares of common stock issued upon conversion of the Notes. The Warrants will have a term of three years and an exercise price equal to 120% of the volume weighted average price of the common stock for the 20 days prior to the final closing date of the offering, subject to adjustment.

In connection with the Subscription Agreements, the Company entered into a registration rights agreement with the investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”), promptly (and no later than 90 days) following the earlier of (i) the maturity date of the Notes, or (ii) the issuance of common stock pursuant to automatic conversion of the Notes (the “Trigger Date”), for the resale of the shares issued upon conversion of the Notes and issuable upon exercise of the Warrants. The Company agreed to use its best efforts to have the registration statement declared effective as soon as practicable. If the registration statement is not declared effective within 90 days of the Trigger Date (or 150 days if the SEC reviews the registration statement), and an investor submits a notice of default, the Company will pay liquidated damages of 1% of the purchase price received by the Company for sale of the Notes, for each month such failure continues, up to a maximum amount of liquidated damages of 25% of the purchase price paid by the investors for the Notes.

The Company engaged Paulson Investment Company, LLC (“Paulson”) as the exclusive placement agent for the offering. The Company will pay Paulson a commission of 12% of the gross proceeds the Company receives in the offering from investors introduced to the Company by Paulson and a commission of 5% of the gross proceeds the Company receives in the offering from any other investors. The Company also agreed to issue to Paulson warrants for the purchase of shares of common stock equal to 12% of the gross proceeds received in the offering from investors introduced to the Company by Paulson, which warrants will have a term of 10 years and an exercise price equal to 120% of the volume weighted average price of the common stock for the 20 days prior to the closing date, will be exercisable on a cashless basis, and will have the same registration rights as the warrants issued to investors in the offering.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Subscription Agreement, Notes, Warrants, and Registration Rights Agreement are qualified by reference to the full text of such documents which are filed as exhibits to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement (incorporated by reference to 8-K filed August 6, 2020)
10.2	Form of Convertible Promissory Note (incorporated by reference to 8-K filed August 6, 2020)
10.3	Form of Warrant (incorporated by reference to 8-K filed August 6, 2020)
10.4	Form of Registration Rights Agreement (incorporated by reference to 8-K filed August 6, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2020

BIOTRICITY INC.

By:	/s/ John Ayanoglou
John Ayanoglou Chief Financial Officer